Exhibit 5.1
[Letterhead of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P.]
June 19, 2009
McMoRan Exploration Co.
1615 Poydras Street
New Orleans, Louisiana 70112
Ladies and Gentlemen:
     We are acting as counsel to McMoRan Exploration Co., a Delaware corporation (the “Company”), in connection with (i) the registration statement on Form S-3 (Registration No. 333-144496) (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) of the Company filed with the Securities and Exchange Commission (the “Commission”) and (ii) the Prospectus Supplement dated June 17, 2009 (the “Common Stock Prospectus Supplement”) of the Company filed with the Commission, relating to the issuance and sale by the Company of 16,675,000 shares of its common stock, par value $0.01 per share, including 2,175,000 shares subject to the Underwriters’ overallotment option (the “ Common Stock “), and the Prospectus Supplement dated June 17, 2009 (the “Preferred Stock Prospectus Supplement”) filed with the Commission, relating to the issuance and sale by the Company 86,250 shares of its 8% convertible perpetual preferred stock, including 11,250 shares subject to the Underwriters’ overallotment option (the “Preferred Stock” and, together with the Common Stock, the “Securities”).
     In that connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and the exhibits thereto, originals or copies certified or otherwise identified to our satisfaction of such corporate records of the Company and such other documents and certificates as we have deemed necessary as a basis for the opinions hereinafter expressed. In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of the originals of the documents submitted to us, the conformity to authentic originals of any documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company.
     Based upon the foregoing, we are of the opinion that:
     (1) Upon the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designations relating to the Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the Preferred Stock proposed to be sold by the Company, and when the shares of Preferred Stock are issued and delivered in accordance with the Underwriting Agreement, such shares of Convertible

Preferred Stock will be validly issued, fully paid and non-assessable.
     (2) When the shares of Common Stock are issued and delivered in accordance with the Underwriting Agreement, such shares of Common Stock will be validly issued, fully paid and non-assessable.
     We express no opinion as to any matters governed by any laws other than the General Corporation Law of the State of Delaware. The reference and limitation to “Delaware General Corporation Law” includes the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Company’s Current Report on Form 8-K filed on June 18, 2009 and to the incorporation by reference of this opinion in the Registration Statement, and to the reference to our firm under the caption “Legal matters” in the Common Stock Prospectus Supplement and the Preferred Stock Prospectus Supplement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission.
      Very truly yours,
/s/  JONES, WALKER, WAECHTER,
      POITEVENT, CARRÈRE & DENÈGRE, L.L.P.

      JONES, WALKER, WAECHTER,
      POITEVENT, CARRÈRE & DENÈGRE, L.L.P.